BlackRock Municipal Target Term Trust

 1.31.2013 Semi-Annual N-SAR

EXHIBIT 77Q3:

Because the electronic format for filing Form NSAR does not provide adequate space for responding to Item  86A2 correctly, the correct answer is as follows:

Item 86A1 – 70,500

Item 86A2– 1,680,742